Exhibit 99.1

HLTH and WebMD Contacts:
Investors:	Media:
Risa Fisher rfisher@hlth.com 201-414-2002 212-624-3817	Kate Hahn khahn@webmd.net 212-624-3760
HLTH CORPORATION AND WEBMD HEALTH CORP. ANNOUNCE AGREEMENT TO MERGE
Elmwood Park, NJ and New York, NY (June 18, 2009) — HLTH Corporation (Nasdaq: HLTH) and its publicly traded subsidiary, WebMD Health Corp. (Nasdaq: WBMD), announced today that they have entered into a definitive merger agreement pursuant to which HLTH will merge into WebMD in a tax-free, all-stock transaction. WebMD will be the surviving company in the merger. Martin J. Wygod will serve as Chairman of the Board and Wayne Gattinella will serve as President and Chief Executive Officer of the combined company.
In commenting on the merger, Martin J. Wygod, Acting CEO and Chairman of HLTH and Chairman of WebMD said, “We are very pleased to announce this merger transaction today and believe that it is in the best interests of both HLTH and WebMD stockholders to combine the companies at this time. This transaction will eliminate the inefficiencies associated with having two separate public companies and HLTH stockholders will receive a direct ownership in WebMD through a tax-free transaction. Completion of this merger will significantly increase the liquidity of WebMD shares. With a strong balance sheet and a simplified corporate structure, WebMD will be well positioned to deliver strong growth in the years ahead.”
HLTH currently owns 48.1 million shares of WebMD Class B Common Stock, which represents approximately 80% of WebMD’s equity, after giving effect to the net shares relating to WebMD’s outstanding options and restricted stock. The merger will eliminate both HLTH’s controlling interest in WebMD and WebMD’s existing dual-class stock structure. In the merger, the WebMD Class B shares will be retired and each outstanding share of HLTH Common Stock will convert into 0.4444 shares of WebMD Class A Common Stock. HLTH currently has 102.8 million shares of its Common Stock outstanding.
As a result of the merger, holders of HLTH Common Stock will receive an aggregate ownership interest in the combined company that is substantially equal to HLTH’s existing ownership interest in WebMD after giving effect to the net shares relating to each of HLTH’s and WebMD’s outstanding options and restricted stock. Shares of WebMD Class A Common Stock currently outstanding will be unchanged in the merger, and similarly, their ownership percentage will be substantially unchanged by the merger.
As a result of the merger, WebMD will assume the obligations of HLTH’s 3 1/8% Convertible Notes and HLTH’s 1.75% Convertible Subordinated Notes and the Notes will become convertible into WebMD Common Stock, with the respective conversion rates to be adjusted based on the exchange ratio for the merger. There are currently $250 million principal amount outstanding of the 3 1/8% Convertible Notes and $265 million principal amount outstanding of the 1.75%

Convertible Subordinated Notes. Based on the exchange ratio for the merger, the 3 1/8% Convertible Notes would have a conversion price of approximately $35.03 per share of WebMD Common Stock and the 1.75% Convertible Subordinated Notes would have a conversion price of approximately $34.63 per share of WebMD common stock.
HLTH and WebMD currently have in excess of $800 million in cash and investments in the aggregate and no long-term debt other than HLTH’s Convertible Notes. The combined company will retain its net operating loss carryforwards which totaled approximately $800 million at December 31, 2008.
HLTH will be continuing its sales process for Porex with potential buyers and is aiming to conclude that process as quickly as possible. Porex is currently reflected as discontinued operations in HLTH’s financial statements.
In accordance with Generally Accepted Accounting Principles, HLTH’s historical financial statements will become the financial statements of the combined company after the merger, adjusted only for the revised capital structure. The HLTH corporate expenses assumed by the combined company will be significantly reduced following a short transition period after the merger is completed and Porex is divested.
Completion of the merger is subject to HLTH and WebMD receiving required shareholder approvals. HLTH has agreed to vote its shares of WebMD in favor of the merger. HLTH’s ownership of the WebMD Class B Common Stock represents approximately 96% of the outstanding WebMD voting interest. The transaction is expected to close in the third or fourth quarter of 2009. The precise timing will depend on, among other things, when the Registration Statement to be filed with respect to the transaction is declared effective by the Securities and Exchange Commission.
The terms of the merger agreement were negotiated between HLTH and a Special Committee of the Board of Directors of WebMD consisting of independent directors not affiliated with HLTH. The merger agreement was approved by the Board of WebMD based on the recommendation of the Special Committee and by the Board of HLTH. Raymond James and Associates, Inc. served as financial advisor to HLTH, and Morgan Joseph & Co. Inc. served as financial advisor to the WebMD Special Committee. Shearman & Sterling LLP served as legal counsel to HLTH, and Cahill Gordon & Reindel LLP served as legal counsel to the Special Committee.
About HLTH Corporation
HLTH Corporation (NASDAQ: HLTH) owns approximately 83% of WebMD Health Corp. (NASDAQ: WBMD). WebMD is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. HLTH also owns Porex, a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
About WebMD
WebMD Health Corp. (Nasdaq: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through our public and private online portals and health-focused publications. WebMD Health Corp. is a publicly traded subsidiary of HLTH Corporation (Nasdaq: HLTH).
The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, eMedicine, eMedicine Health, RxList and theHeart.org.
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This press release does not constitute an offer of any securities for sale. In connection with the proposed merger, HLTH and WebMD expect to file, with the SEC, a proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about HLTH and WebMD and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed by HLTH and WebMD with the SEC at www.sec.gov or www.hlth.com or www.wbmd.com. Investors and security holders are urged to read the proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: expected benefits from and effects of the merger transaction between HLTH and WebMD (the “Merger”); and the potential sale transaction with respect to Porex (the “Potential Porex Sale”). These statements speak only as of the date of this press release, are based on HLTH’s and WebMD’s current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of HLTH’s and WebMD’s products and services; HLTH’s and WebMD’s relationships with customers and strategic partners; changes in the markets for auction rate securities; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries. Further information about these matters can be found in our Securities and Exchange Commission filings. In addition, there can be no assurances regarding: whether HLTH and WebMD will be able to complete the Merger or as to the timing of such transaction; or whether HLTH will be able to complete the Potential Porex Sale or as to the timing or terms of such transaction. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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WebMD®, WebMD Health® and POREX® are trademarks of HLTH Corporation or its subsidiaries.

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